UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2022

The J. M. Smucker Company
(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Strawberry Lane
Orrville,	Ohio	44667-0280
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

On May 20, 2022, The J. M. Smucker Company (the “Company,” “we," or “our”) issued a press release announcing a voluntary recall of select Jif® peanut butter products manufactured at its Lexington, Kentucky facility (the “Lexington Facility”) and sold primarily in the U.S. due to potential salmonella contamination. At that time, the Company also suspended the manufacturing of Jif® peanut butter products at the Lexington Facility. No other products manufactured at the Company’s other facilities were affected by this recall.

On June 10, 2022, the Company announced that it plans to resume manufacturing Jif® peanut butter products at its Lexington Facility immediately. The Company’s Memphis, Tennessee facility (the “Memphis Facility”) was not affected by the recall and has continued to manufacture Jif® peanut butter products. However, the Company temporarily paused shipments from the Memphis Facility to eliminate confusion while customers cleared their shelves of potentially impacted products manufactured at the Lexington Facility. The Company will resume shipping from the Memphis Facility and the Lexington Facility and is partnering with retailers to restock Jif® products as soon as possible.

The Company also confirmed the full-year fiscal year 2023 guidance included in its earnings release, dated June 7, 2022.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from any future results, performance, or achievements expressed or implied by those forward-looking statements. Readers should understand that the risks, uncertainties, factors, and assumptions listed and discussed in this Current Report on Form 8-K, including the following important factors and assumptions, could affect the future results of the Company and could cause actual results to differ materially from those expressed in the forward-looking statements:

•the impact of the COVID-19 pandemic on our business, industry, suppliers, customers, consumers, employees, and communities;
•disruptions or inefficiencies in our operations or supply chain, including any impact caused by product recalls (including the recent Jif® peanut butter recall), political instability, terrorism, armed hostilities (including the recent conflict between Russia and Ukraine), extreme weather conditions, natural disasters, pandemics (including the COVID-19 pandemic), or other calamities;
•risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging, and transportation;
•the impact of food security concerns involving either our products or our competitors’ products, including product recalls;
•risks associated with derivative and purchasing strategies we employ to manage commodity pricing and interest rate risks;
•the availability of reliable transportation on acceptable terms, including any impact of the COVID-19 pandemic;
•our ability to achieve cost savings related to our restructuring and cost management programs in the amounts and within the time frames currently anticipated;
•our ability to generate sufficient cash flow to continue operating under our capital deployment model, including capital expenditures, debt repayment, dividend payments, and share repurchases;
•our ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period;
•the success and cost of marketing and sales programs and strategies intended to promote growth in our businesses, including product innovation;
•general competitive activity in the market, including competitors’ pricing practices and promotional spending levels;
•our ability to attract and retain key talent;
•the concentration of certain of our businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and our ability to manage and maintain key relationships;
•impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in the useful lives of other intangible assets or other long-lived assets;
•the impact of new or changes to existing governmental laws and regulations and their application;
•the outcome of tax examinations, changes in tax laws, and other tax matters;
•a disruption, failure, or security breach of our or our suppliers’ information technology systems, including ransomware attacks;
•foreign currency exchange rate and interest rate fluctuations; and

•risks related to other factors described under “Risk Factors” in other reports and statements we have filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information contained in this Current Report on Form 8-K. The Company undertakes no obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.
Item 9.01    Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Exhibit Description
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Tucker H. Marshall
Name: Tucker H. Marshall
Title: Chief Financial Officer

Date: June 10, 2022